EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2016 Stock Option Plan of Cellectis S.A. of our report dated March 21, 2016, with respect to the consolidated financial statements of Cellectis S.A., included in its annual report (Form 20-F) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

ERNST & YOUNG et Autres

/s/ ERNST & YOUNG et Autres

Represented by Frédéric Martineau

Paris La Défense, France

November 30, 2016